UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2013

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation)	1-32532 (Commission File Number)	20-0865835 (IRS Employer Identification No.)

50 E. RiverCenter Boulevard P.O. Box 391 Covington, Kentucky (Address of principal executive offices)	41012-0391 (Zip Code)

(859) 815-3333
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 20, 2013, Ashland Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (“Citibank”) to repurchase the Company’s common stock as part of the Company’s existing $600 million share repurchase program.

Under the ASR Agreement, the Company will pay an initial purchase price of $150 million to Citibank, and will receive an initial delivery of approximately 1.3 million shares of its common stock based on current market prices. The actual number of shares of its common stock that the Company will repurchase under the ASR Agreement will be determined based on the arithmetic average of the Rule 10b-18 volume weighted average prices of its common stock, less a specified discount, over the pricing period. The pricing period is expected to be for one to three months. If the actual number of shares to be repurchased under the ASR Agreement exceeds the number of shares initially delivered to the Company, then the Company will receive from Citibank a number of additional shares equal to the amount of such excess following conclusion of the pricing period. If the number of shares initially delivered to the Company exceeds the actual number of shares to be repurchased under the ASR Agreement, then the Company will, at its option, (1) pay to Citibank an amount in cash equal to the value of such shares, as determined over a valuation period following the conclusion of the pricing period, (2) deliver a number of shares equal to the amount of such excess and provide for registered resale of such shares by Citibank or (3) deliver a number of shares with a value equal to such cash amount under customary private placement procedures.

The ASR Agreement contains customary terms for agreements of its type, including adjustments to the terms of the ASR Agreement upon the occurrence of certain events involving the Company or its common stock and setting forth certain circumstances under which the pricing period may be extended or the ASR Agreement may be unwound early.

From time to time, Citibank and its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

On May 20, 2013, the Company issued a news release announcing the entry into the ASR Agreement, a copy of which is included with this Current Report on Form 8-K as Exhibit 99.1.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negatives of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this Current Report on Form 8-K or otherwise except as required by securities or other applicable law.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
99.1	News Release dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

Date: May 21, 2013	/s/ J. Kevin Willis
J. Kevin Willis
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	News Release dated May 20, 2013.